Exhibit 10.93

EIGHTH AMENDMENT TO PURCHASE AND SALE CONTRACT
 FOR SIENNA BAY

            This Eighth Amendment to Purchase and Sale Contract (this “Amendment”) is made as of January 12, 2010 between CCIP/3 SANDPIPER, LLC, a Delaware limited liability company ("Seller") and DT GROUP DEVELOPMENT, INC., a California Corporation (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of August 14, 2009, as amended by (i) First Amendment to Purchase and Sale Contract for Sienna Bay dated as of October 8, 2009, (ii) Second Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 10, 2009, (iii) Third Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 12, 2009, (iv) Fourth Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 25, 2009, (v) Fifth Amendment to Purchase and Sale Contract for Sienna Bay dated as of December 11, 2009, (vi) Sixth Amendment to Purchase and Sale Contract for Sienna Bay dated as of December 28, 2009 and (vii) Seventh Amendment to Purchase and Sale Contract for Sienna Bay dated as of January 8, 2010 (collectively, the “Contract”), with respect to the sale of that certain property known as Sienna Bay, having an address at 10501 3rd Street North, St. Petersburg, FL 33716, and as more particularly described in the Contract; and

            WHEREAS, Seller and Purchaser desire to amend certain provisions of the Contract as hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Contract, except as expressly otherwise amended or defined herein.

2.      Additional Deposits.  Section 2(c) of the Seventh Amendment to Purchase and Sale Contract for Sienna Bay, dated as of January 8, 2010, is hereby deleted and replaced with the following:

                                                (c)  On or prior to January 15, 2010, Purchaser shall wire an additional deposit of $375,000 directly to Seller, pursuant to the wire instructions attached hereto as Exhibit A.  Upon making such deposit, the total Deposit shall be $1,500,000, all of which is being held directly by Seller.

3.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Contract are hereby ratified and confirmed and shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CCIP/3 SANDPIPER, LLC, a Delaware limited liability company

By:    CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP, a Delaware limited partnership, its member

By:    CONCAP EQUITIES, INC., a Delaware corporation, its general partner

By:  /s/Trent A. Johnson

Name:  Trent A. Johnson

Title:  Vice President

Purchaser:

DT GROUP DEVELOPMENT, INC, a California corporation

By:  /s/Dan Markel
Name:  Dan Markel
Title:  President and CEO

EXHIBIT A

Wire Instructions

Bank:	Wachovia (Charlotte, NC)
ABA #:	053-000-219
Account Number:	2000010968907
Account Name:	AIMCO Properties Partnership Concentration Account
Reference:	CCIP/3 Sandpiper, LLC - 005681 sale deposit